Exhibit 99.1

Atossa Genetics Announces Third Quarter 2014 Financial Results

and Provides Company Update

Conference Call to be Held Today at 4:30 pm Eastern Time

SEATTLE, November 12, 2014 -- Atossa Genetics, Inc. (NASDAQ: ATOS) today announced Third Quarter 2014 financial results and provided an update on recent corporate developments.

“In October our subsidiary, The National Reference Laboratory for Breast Health, Inc., or the NRLBH, began offering a new pharmacogenomics test” stated Dr. Steven C. Quay, Chairman, CEO and President. “These genetic tests, which help doctors prescribe drugs and doses best suited for each person, are being sold by the NRLBH’s sales and marketing partner, BioVentive, Inc. In the past three weeks, the NRLBH has processed approximately 238 pharmacogenomics tests. We have been seeing a strong demand for pharmacogenomics tests and expect they will provide a positive financial contribution to our business while complementing our other tests under development. We also continue to make significant progress towards introducing the ForeCYTE Breast Aspirator into the European markets – having now received the CE Mark - and developing the FullCYTE Breast Aspirator for a planned launch in the United States.”

Recent Corporate Developments

Important recent corporate developments include the following:

•	The NRLBH launched pharmacogenomics testing in October and has now processed approximately 238 tests.

•	Hired Scott Youmans as Senior Vice President of Operations, a seasoned medical device executive.

•	Retained BioVentive, Inc. to provide sales and marketing services to the NRLBH.

•	Obtained a CE Mark for the ForeCYTE Breast Aspirator, which is a significant milestone in our plans to launch the device in key European markets.

•	Received a complete dismissal with prejudice of the securities class action lawsuit filed against Atossa and certain officers and directors in October 2013 (which the plaintiffs have now appealed to the U.S. Ninth Circuit Court of Appeals).

 Third Quarter 2014 Financial Results

Revenue for the three months and nine months ended September 30, 2014, totaled $3,426 and $37,425, consisting of additional cash collected in excess of the amounts we accrued previously at the Medicare rates. Total revenue for the three and nine months ended September 30, 2013 was $76,597 and $585,345. Cost of revenue was $0 for the three months and nine months ended September 30, 2014, compared to $25,938 and $314,562 in the same periods in 2013.

 For the three months and nine months ended September 30, 2014, gross profit totaled $3,426 and $37,425, compared to $50,659 and $270,783 in the same period in 2013.

Operating expenses for the three months ended September 30, 2014 were $3,248,681 consisting of general and administrative (G&A) expenses of $2,043,138, research and development (R&D) expenses of $923,169, and selling expenses of $282,374, representing an decrease of $303,875, or 9% from $3,552,556 in the same period in 2013, which consisted of G&A expenses of $2,858,027, R&D expenses of $321,111, and selling expenses of $373,418. Operating expenses for the nine months ended September 30, 2014 were $8,880,138 consisting of G&A expenses of $6,280,102, R&D expenses of $1,856,439, and selling expenses of $743,597. Operating expenses increased $582,678, or 7% from $8,297,460 for the same period in 2013, which consisted of $6,600,819 in G&A expenses, $731,258 in R&D expenses, and $965,383 in selling expenses.

 G&A expenses decreased primarily as a result of lower capital raising commissions, lower recall expenses, lower consulting fees, lower advertising and marketing fees and lower bad debt expenses, offset by higher legal and regulatory and higher salaries, director fees and employees benefits. Selling expenses decreased primarily as a result of our reduced sales and marketing efforts after our voluntary recall in October 2013. R&D increased primarily as a result of increased expenditures on the development of our new products and tests in the pipeline, including the NextCYTE Test and FullCYTE microcatheters.

We expect that our G&A and selling expenses will increase in future periods as we hire additional administrative and manufacturing personnel to prepare for and execute on the launch of the ForeCYTE Breast Aspirator and FullCYTE Breast Aspirator, and our other products and services under development, and as we incur additional costs associated with being a publicly traded company. We also expect that our R&D expenses will continue to increase as we add additional full time employees and incur additional costs to continue the development of our products and services under development throughout 2014.

Conference Call Information

Management will host a conference call today, November 12, 2014, at 4:30 pm Eastern Time to review the financial results and recent corporate developments. To listen to the call by phone, interested parties within the U.S. may dial 866-652-5200 or 412-317-6060 for international callers. All callers should ask for the Atossa Genetics conference call. The conference call will also be available through a live webcast at www.atossagenetics.com.

A replay of the call will be available one hour after the end of the call through September 12, 2014, and can be accessed via Atossa’s website or by dialing 877-344-7529 (domestic) or 412-317-0088 (international). The replay conference ID number is 10046259.

About Atossa Genetics

Atossa Genetics Inc. is focused on improving breast health through the development of laboratory services, medical devices and therapeutics. The laboratory services are being developed by its subsidiary, The National Reference Laboratory for Breast Health, Inc. The laboratory services and the Company's medical devices are being developed so they can be used as companions to therapeutics to treat various breast health conditions. For additional information, please visit www.atossagenetics.com.

Forward-Looking Statements

Forward-looking statements in this press release are subject to risks and uncertainties that may cause actual results to differ materially from the anticipated or estimated future results, including the risks and uncertainties associated with actions by the FDA, including the outcome of the FDA re-inspection completed on March 14, 2014, the outcome or timing of regulatory clearances, Atossa's ability to continue to manufacture and sell its products in a timely fashion, recalls of products, the efficacy of Atossa's products and services, performance of distributors, whether Atossa can launch in the United States and foreign markets it tests, devices and therapeutics in a timely and cost effective manner, and other risks detailed from time to time in Atossa's filings with the Securities and Exchange Commission, including without limitation its periodic reports on Form 10-K and 10-Q, each as amended and supplemented from time to time.

Contact:

Atossa Genetics, Inc.

Kyle Guse

CFO and General Counsel

(O) 800-351-3902

Kyle.Guse@atossagenetics.com

Investor Relations:

CorProminence LLC

Scott Gordon

President

516-222-2560

scottg@corprominence.com

ATOSSA GENETICS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2014	2013
	(Unaudited)	(Audited)
Assets
Current assets
Cash and cash equivalents	$11,374,251	$6,342,161
Accounts receivable, net	29,151	139,072
Prepaid expense	266,726	280,627
Inventory, net	45,867	-
Total current assets	11,715,995	6,761,860

Furniture and equipment, net	185,000	163,147
Intangible assets, net	4,365,312	4,395,633
Deferred financing costs	426,961	651,961
Security deposit	78,958	36,446
Total assets	$16,772,226	$12,009,047

Liabilities and Stockholders' Equity

Current liabilities
Accounts payable	$439,248	$248,142
Accrued expenses	393,704	399,478
Deferred rent	8,549	48,157
Payroll liabilities	682,356	476,477
Product recall liabilities	3,385	211,493
Other current liabilities	12,375	23,649
Total current liabilities	1,539,617	1,407,396

Stockholders' Equity
Preferred stock - $.001 par value; 10,000,000 shares authorized, 0 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	-	-
Common stock - $.001 par value; 75,000,000 shares authorized, 24,564,058 and 18,574,334 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	24,564	18,574
Additional paid-in capital	44,569,561	31,099,691
Accumulated deficit	(29,361,516)	(20,516,614)
Total stockholders' equity	15,232,609	10,601,651

Total liabilities and stockholders' equity	$16,772,226	$12,009,047

ATOSSA GENETICS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended September 30,		For The Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue
Diagnostic testing service	$3,426	$72,187	$37,425	$361,905
Product sales	-	4,410	-	223,440
Total Revenue	3,426	76,597	37,425	585,345
Cost of Revenue
Diagnostic testing service	-	25,938	-	75,893
Product sales	-	-	-	238,669
Total Cost of Revenue	-	25,938	-	314,562
Gross Profit	3,426	50,659	37,425	270,783
Selling expenses	282,374	373,418	743,597	965,383
Research and development expenses	923,169	321,111	1,856,439	731,258
General and administrative expenses	2,043,138	2,858,027	6,280,102	6,600,819
Total operating expenses	3,248,681	3,552,556	8,880,138	8,297,460
Operating Loss	(3,245,255)	(3,501,897)	(8,842,713)	(8,026,677)
Interest income	11	53	154	53
Interest expense	151	1	2,343	360
Loss before Income Taxes	(3,245,395)	(3,501,845)	(8,844,902)	(8,026,984)
Income Taxes	-	-	-	-
Net Loss	$(3,245,395)	$(3,501,845)	$(8,844,902)	$(8,026,984)
Loss per common share - basic and diluted	$(0.13)	$(0.22)	$(0.37)	$(0.55)
Weighted average shares outstanding, basic & diluted	24,537,379	15,830,033	23,860,843	14,697,221